UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2021

NATIONAL HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of principal executive offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 11, 2021, National Holdings Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of January 10, 2021 (the “Merger Agreement”), with B. Riley Financial, Inc., a Delaware corporation (“Parent”), and B. Riley Principal Merger Corp. III, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, on January 27, 2021, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, $0.02 par value per share, of the Company (the “Shares”), owned by the Company stockholders other than Parent and its subsidiaries, at a price of $3.25 per Share (the “Offer Price”), net to the seller in cash, without interest, and subject to any required withholding of taxes.

The Offer expired at 12:00 midnight, New York City time, on February 25, 2021 (one minute after 11:59 P.M., New York City time, on February 24, 2021) (such time and date, the “Expiration Date”). Computershare Trust Company, N.A., in its capacity as depositary for the Offer, advised Merger Sub that, as of the Expiration Date, 4,934,502 Shares (excluding Shares (i) with respect to which Notices of Guaranteed Delivery were delivered and (ii) tendered by the Excluded Holders (as defined below)) were validly tendered and not withdrawn pursuant to the Offer, which represented approximately 70.01% the Shares outstanding at the Expiration Date that were not held by Parent, any of its subsidiaries, directors, or executive officers or the current Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company (collectively, the “Excluded Holders”). All of the conditions to the Offer, including the Minimum Tender Condition (as defined in the Merger Agreement), were satisfied or waived, and on February 25, 2021, Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

Following Merger Sub’s acceptance for payment of the Shares tendered pursuant to the Offer, on February 25, 2021, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and was effected without a vote of the Company’s stockholders. At the effective time of the Merger (the “Effective Time”), (i) each Share, other than any Shares owned by Parent, the Company or their respective subsidiaries or by any stockholders who were entitled to and who properly exercised and perfected appraisal rights under Section 262 of the DGCL, was converted into the right to receive the Offer Price, in cash, without interest, (ii) each outstanding time-based restricted stock unit, whether vested or unvested, with respect to Shares (each, a “Company RSU”) and each outstanding performance-based restricted stock unit, whether vested or unvested, with respect to Shares (each, a “Company PSU”) was cancelled and immediately converted into the right to receive an amount of cash equal to the full number of Shares underlying such Company RSUs or Company PSUs multiplied by the Offer Price, and (iii) each outstanding stock option, whether vested or unvested, with respect to Shares (each, a “Company Stock Option”) was cancelled and immediately converted into the right to receive an amount of cash equal to the number of Shares underlying such Company Stock Options multiplied by the excess, if any, of the Offer Price over the Company Stock Option’s exercise price. For the avoidance of doubt, any Company Stock Option with an exercise price greater than or equal to the Offer Price was cancelled for no consideration or payment.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 11, 2021 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of February 25, 2021, immediately following the consummation of the Merger, the Company terminated the National Holdings Corporation 2013 Omnibus Incentive Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on February 25, 2021, Merger Sub irrevocably accepted for payment all Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date. On February 25, 2021, the Merger was effected pursuant to Section 251(h) of the DGCL without a vote of the Company’s stockholders, with the Company continuing as the surviving corporation in the Merger. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

The aggregate consideration paid by Merger Sub in the Offer and Merger to purchase all outstanding Shares (other than the Shares owned by Parent or Merger Sub), was $24,718,700.50. Parent provided Merger Sub with the necessary funds to consummate the Offer and the Merger.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company notified The Nasdaq Capital Market (“Nasdaq”) of the consummation of the Merger. Nasdaq is expected to (i) suspend trading of the Shares and the warrants to purchase Shares (the “Warrants”) effective prior to the open of trading on February 26, 2021 and (ii) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares and the Warrants under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended and the Shares and the Warrants be deregistered under Section 12(g) of the Exchange Act, at the time such filing is permitted under SEC rules.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

As a result of the Offer and the Merger, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Merger on February 25, 2021, Bryant Riley and Daniel Shribman became the members of the Company’s board of directors. Accordingly, each of Robert B. Fagenson, Michael E. Singer, Barbara Creagh, Jeff Gary, Daniel Hume, and Michael A. Mullen ceased serving as members of the Company’s board of directors at the Effective Time. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated January 10, 2021, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 11, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOLDINGS CORPORATION

Date: February 25, 2021	By:	/s/ Michael A. Mullen
Michael A. Mullen
Chief Executive Officer